UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement

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BIOVIE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOVIE INC.
680 W Nye Lane, Suite 201

Carson City, NV 89703

(775) 888-3162

NOTICE OF INTENT TO CONVENE IN VIRTUAL MEETING FORMAT A SPECIAL MEETING OF
THE STOCKHOLDERS TO BE HELD ON June 23, 2025

Dear Stockholders of BioVie Inc.:

You are invited to participate in a special meeting (the “Special Meeting”) of stockholders of BioVie Inc., a Nevada corporation (“BioVie” or the “Company”), to be held on Monday, June 23, 2025 at 2:00 p.m. Pacific Time. The Company’s Board of Directors (“Board of Directors) has determined to convene and conduct the Special Meeting in a virtual meeting format at www.virtualshareholdermeeting.com/BIVI2025SM. Stockholders will NOT be able to attend the Special Meeting in-person. The accompanying Proxy Statement includes instruction on how to access the virtual Special Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Special Meeting, we will consider and vote upon the following items:

1.	To grant the Board of Directors authority, in its sole discretion, prior to the one-year anniversary of this Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse split ratio of between 1-for-5 and 1-for-10 as determined by the Board of Directors, whereby every 5 to 10 shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Proposal 1” or “Reverse Stock Split Proposal”).

2.	To approve a proposal to grant discretionary authority for the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposal 1 (the “Proposal 2” or “Adjournment of the Special Meeting Proposal”).

These items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1 AND PROPOSAL 2 OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

-i-

The board of directors of BioVie has fixed the close of business on June 2, 2025 as the record date for the Special Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

You are cordially invited to participate in the Special Meeting. Whether or not you expect to participate in the Special Meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Special Meeting. If you have requested physical materials to be mailed to you, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience to use if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder. Only stockholders of record at the close of business on the record date may vote at the Special Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Special Meeting on or about June 6, 2025.

By order of the Board of Directors,

/s/ Cuong V Do

Cuong V Do

President and Chief Executive Officer

Carson City, Nevada

June 2, 2025

-ii-

BIOVIE INC.

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

This proxy statement and our Annual Report on Form 10-K for the year ended June 30, 2024 (the “2024 Annual Report”) are available for viewing, printing and downloading at https://bioviepharma.com/investors.html. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

The Notice of Special Meeting, Proxy Statement and proxy card are first being mailed to our stockholders on or about June 6, 2025.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT, THE VIRTUAL SPECIALMEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of BioVie Inc., a Nevada corporation (sometimes referred to as “we,” “our,” “us,” the “Company,” the “Corporation” or “BioVie”), of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof.

How may I participate in the virtual Special Meeting?

To participate in the virtual Special Meeting, go to www.virtualshareholdermeeting.com/BIVI2025SM at 2:00 p.m. PDT on June 23, 2025 and use the 16-digit control number that appears on the accompanying proxy card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials. If you are a stockholder of record as of June 2, 2025, the record date (the “Record Date”) for the Special Meeting, you will need to log-in to www.virtualshareholdermeeting.com/BIVI2025SM using the 16-digit control number on the proxy card or voting instruction form.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual special meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of BioVie’s Class A common stock (“common stock”) you beneficially held as of the Record Date, your name and email address. You then must submit a request for registration to West Coast Stock Transfer, Inc.: (1) by email to fbrickell@wcsti.com; (2) by facsimile to (760)-452-4423 or (3) by mail to West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. 1st FL, Encinitas, CA 92024 Attn: Frank Brickell. Requests for registration must be labeled as “Legal Proxy” and be received by West Coast Stock Transfer, Inc. no later than 5:00 p.m. Eastern Time on June 17, 2025.

If I already submitted a proxy, do I have to vote again?

No. If you already submitted a proxy, your vote will be counted and you do not need to submit a new proxy or vote online at the virtual Special Meeting.

If I have not yet submitted a proxy, may I still do so?

Yes. If you have not yet submitted a proxy, you may do so by (a) visiting www.virtualshareholdermeeting.com/BIVI2025SM and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1-800-690-6903 in the U.S., or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

May I revoke a previously submitted proxy or otherwise change my vote at the virtual Special Meeting?

Yes. You may change or revoke your vote by writing to us, by submitting another properly signed proxy card with a more recent date, or by voting again by the telephone or Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted.

Unless revoked, a proxy will be voted at the virtual meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted: (i) FOR Proposal 1, granting the Board of Directors authority, in its sole discretion, prior to the one-year anniversary of this Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse split ratio of between 1-for-5 and 1-for-10 as determined by the Board of Directors, whereby every 5 to 10 shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock; and (ii) FOR Proposal 2, granting discretionary authority for the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposal 1.

How do I vote at the virtual Special Meeting?

Stockholders of record; Shares registered directly in your name.

If you are a stockholder of record, you may vote online at the virtual Special Meeting on June 23, 2025 or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Special Meeting and vote online at the virtual Special Meeting on June 23, 2025, if you choose.

•	To vote online at the virtual Special Meeting on June 23, 2025, go to www.virtualshareholdermeeting.com/BIVI2025SM at 2:00 p.m. PDT on June 23, 2025 and use the 16-digit control number that appears on the accompanying proxy card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.

•	To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

•	To vote via the Internet, please go to www.virtualshareholdermeeting.com/BIVI2025SM and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on June 22, 2025. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received by the Company before the date of the Special Meeting or attend the virtual Special Meeting to vote your shares online.

Beneficial owner; Shares held in account at brokerage, bank or other organization.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card as instructed by your broker, bank or other agent to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone depending on your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Special Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Special Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to West Coast Stock Transfer. Inc. Requests for registration should be directed to fbrickell@wcsti.com or to facsimile number (760)-452-4423. Written requests can be mailed to:

West Coast Stock Transfer, Inc.
Attn: Frank Brickell
721 N. Vulcan Ave. 1st FL
Encinitas, CA 92024

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 17, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Special Meeting and vote your shares at www.virtualshareholdermeeting.com/BIVI2025SM and use the 16-digit control number that appears on the accompanying proxy card (printed in the box and marked by the arrow) during the meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Who can help answer any other questions I might have?

If you have any questions concerning the virtual Special Meeting (including accessing the meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of the Company’s common stock, please contact our transfer agent:

West Coast Stock Transfer, Inc.

The Notice of Special Meeting, 2024 Annual Report, Proxy Statement and form of Proxy Card are available at:

https://www.westcoaststocktransfer.com/proxy-bivi/

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on June 2, 2025 (the “Record Date”), are entitled to vote at the Special Meeting. On the Record Date, there were shares of BioVie’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If on June 2, 2025 your shares were registered directly in your name with BioVie’s transfer agent, West Coast Stock Transfer, Inc., then you are the “stockholder of record.” Whether or not you plan to participate in the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote via the Internet or by telephone to ensure your vote is counted.

If on June 2, 2025 your shares were held in a stock brokerage account or by a bank or other similar organization, then you are considered the “beneficial owner” of those shares. These proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to participate in the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the virtual Special Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

1.	To grant the Board of Directors authority, in its sole discretion, prior to the one-year anniversary of this Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse split ratio of between 1-for-5 and 1-for-10 as determined by the Board of Directors, whereby every 5 to 10 shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Proposal 1”);

2.	To approve a proposal to grant discretionary authority for the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposal 1 (the “Proposal 2”)

What if I return a proxy card but do not make specific choices?

If your card does not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors. BioVie does not expect that any matters other than Proposal 1 and Proposal 2 described herein will be brought before the Special Meeting. If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Special Meeting by:

•	giving written notice that you are revoking your proxy to the Secretary, BioVie Inc., 680 W Nye Lane, Suite 201, Carson City, NV 89703;

•	delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Special Meeting); or

•	attending and voting online at the virtual Special Meeting (note, simply attending the Special Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the Special Meeting and, in the case of internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on June 22, 2025.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate and book-entry form. If you are a beneficial owner, you will receive voting instructions from your broker, bank or other agent that is the holder of record.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available ten days prior to the Special Meeting for any purpose relevant to the Special Meeting, by contacting the Secretary of BioVie Inc.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, and broker non-votes.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on routine matters. However, your shares will not be voted on any proposal on a non-routine matter, which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Special Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal 1 (Reverse Stock Split Proposal) and Proposal 2 (Adjournment of the Special Meeting Proposal), which are considered routine matters, even if the broker does not receive voting instructions from you. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

What is the quorum requirement for the Special Meeting?

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum will be present if the holders of one-third of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Special Meeting. On the Record Date, there were 18,570,726 shares outstanding and entitled to vote. Thus, 6,190,242 shares must be represented by proxy or by stockholders present and entitled to vote at the Special Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If there is no quorum, the shares so represented may vote to adjourn the Special Meeting to another time or date. The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve an adjournment.

How many votes are required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1 -- Reverse Stock Split Proposal	Majority of votes cast	Yes
Proposal 2 – Adjournment of the Special Meeting Proposal	Majority of votes cast	Yes

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered votes cast under our Amended and Restated Bylaws or under the laws of Nevada (our state of incorporation).

Proposal 1 – Reverse Stock Split Proposal; majority vote

The approval of Proposal 1 requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the action. Abstentions and broker non-votes will have no effect on this proposal.

Proposal 2 – Adjournment of the Special Meeting Proposal; majority vote

The approval of Proposal 2 requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the action. Abstentions and broker non-votes will have no effect on this proposal.

How will my shares be voted at the Special Meeting?

At the Special Meeting, the persons named in the proxy card will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, unless your votes constitute broker non-votes, which is:

•	FOR granting the Board of Directors authority, in its sole discretion, prior to the one-year anniversary of this Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse split ratio of between 1-for-5 and 1-for-10 as determined by the Board of Directors, whereby every 5 to 10 shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock; and

•	FOR granting discretionary authority for the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposal 1.

Do I have cumulative voting rights?

No, our Amended and Restated Articles of Incorporation does not provide for cumulative voting.

Am I entitled to dissenter rights or appraisal rights?

No, our stockholders are not entitled to dissenters’ rights or appraisal rights under the Nevada General Corporation Law for the matters being submitted to stockholders at the Special Meeting.

Could other matters be decided at the Special Meeting?

Only matters described in this Proxy Statement may be considered at the Special Meeting.

Can I access the Notice of Special Meeting and Proxy Statement and the 2024 Annual Report via the Internet?

Yes, this Notice of Special Meeting, Proxy Statement and the 2024 Annual Report are available on our website at www.bioviepharma.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to your home or business, and also gives you an electronic link to the proxy voting site.

Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.amstock.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

BioVie will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

PROPOSAL 1

TO GRANT THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS SPECIAL MEETING, TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-10 AS DETERMINED BY THE BOARD OF DIRECTORS, WHEREBY EVERY 5 TO 10 SHARES OF THE AUTHORIZED, ISSUED AND OUTSTANDING COMMON STOCK SHALL BE COMBINED INTO ONE (1) SHARE OF AUTHORIZED, ISSUED AND OUTSTANDING COMMON STOCK

General

The Board of Directors is recommending that our stockholders grant the Board of Directors the authority, in its sole discretion, prior to the one-year anniversary of this Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse split ratio of between 1-for-5 and 1-for-10 as determined by the Board of Directors, whereby every 5 to shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock. If the stockholders approve and adopt the proposal to grant the Board of Directors the authority to effect the reverse stock split, and the Board of Directors decides to implement it, the reverse stock split will become effective on the date specified in the resolutions authorizing the reverse stock split of outstanding shares approved by the Board of Directors.

If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by the Board of Directors will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed reverse stock split will not reduce the number of authorized shares of common stock (which will remain at 800,000,000) or preferred stock (which will remain at 10,000,000) or change the par values of our common stock (which will remain at $0.0001 per share) or preferred stock (which will remain at $0.001 per share).

Background

Our common stock is currently quoted on The Nasdaq Stock Market (“Nasdaq”), and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.

The minimum closing bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) is $1.00. On May 30, 2025, the last reported sales price for the common stock was $1.04 per share.

Purpose of the Proposed Reverse Stock Split

The Board of Directors’ primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on Nasdaq.

Delisting from Nasdaq may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from Nasdaq and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and little or no analyst coverage for us;

•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

The Board of Directors believes that the proposed reverse stock split is a potentially effective means for us to maintain compliance with the listing rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

Increase the Market Price of our Common Stock to a Level More Appealing for Investors

We also believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. The Board of Directors cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will continue to qualify for listing on Nasdaq. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of 1-for-5 through 1-for-10, as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Special Meeting. Even if approved, the Board of Directors will have discretion to delay or not to implement the reverse stock split.

In determining the reverse stock split ratio, the Board of Directors will consider numerous factors, including:

•	the historical and projected performance of our common stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board of Directors, as opposed to a ratio fixed in advance, is to give the Board of Directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if the Board of Directors decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 18,570,726 shares as of June 2, 2025 to a number of shares between and including one-fifth to one-tenth that amount, as the case may be based on the ratio for the reverse stock split as determined by the Board of Directors, and (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-fifth to one-tenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including five to ten times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by the Board of Directors.

The proposed reverse stock split will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-fifth to one-tenth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by the Board of Directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Effect of Authorized but Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 800,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased.

The Board of Directors believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.

Potential Anti-Takeover and Dilutive Effects

The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 800,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide the Board of Directors with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed reverse stock split, the Board of Directors will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq listing standards, assuming the Company remains listed on Nasdaq. The Board of Directors is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. The Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:

•	Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Special Meeting as it is deemed by the Board of Directors to be in the best interests of the Company and its stockholders. Even if the reverse stock split is approved by our stockholders, the Board of Directors has discretion not to carry out or to delay in carrying out the reverse stock split. Upon approval of the reverse stock split by the Board of Directors, all the old common stock will be converted into new common stock as set forth resolutions of the Board of Directors approving the reverse stock split.

As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Dissenter’s Rights

Under the Nevada Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 1 requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the action. Abstentions and broker non-votes will have no effect on this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 TO GRANT TO THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS SPECIAL MEETING, TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-10 AS DETERMINED BY THE BOARD OF DIRECTORS, WHEREBY EVERY 5 TO 10 SHARES OF THE AUTHORIZED, ISSUED AND OUTSTANDING COMMON STOCK SHALL BE COMBINED INTO ONE (1) SHARE OF AUTHORIZED, ISSUED AND OUTSTANDING COMMON STOCK.

PROPOSAL 2

GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES

Although it is not expected, the Special Meeting may need to be adjourned for the purpose of soliciting additional proxies in favor of Proposal 1. We are seeking stockholder approval of this Proposal 2 to grant discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of Proposal 1. The Company will have the discretion to decide whether or not to present this Proposal 2 to adjourn the Special Meeting.

Required Vote of Stockholders

To approve the grant of discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of Proposal 1, the affirmative vote of the holders of a majority in voting power of the votes cast at the Special Meeting by the holders entitled to vote thereon is required. Abstentions and broker non-votes will have no effect on this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
PROPOSAL 2 TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Based solely upon information made available to us, the following table sets forth information as of May 30, 2025 regarding the beneficial ownership of our Common Stock by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 18,570,726 shares of Common Stock outstanding as of May 30, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o BioVie Inc., 680 W Nye Lane, Suite 201, Carson City, Nevada 89703.

Name and Address of Beneficial Owner	Number of Common Shares of Beneficial Ownership	Percentage of Beneficial Ownership
Named executive officers and directors:
James Lang (1)	68,208	*
Sigmund Rogich (2)	51,330	*
Michael Sherman (3)	78,174	*
Cuong Do (4)	184,756	*
Joanne Wendy Kim (5)	29,614	*
Joseph Palumbo (6)	33,235	*
All directors and executive officers as a group (6 persons)	445,317	2.39%
Acuitas Group Holdings (7)	3,050,397	15.8%

*	Less than 1%

(1)	Includes options to purchase 61,327 shares of Common Stock, all of which are exercisable within 60 days of May 30, 2025.
(2)	Includes options to purchase 30,004 shares of Common Stock which are exercisable within 60 days of May 30, 2025.

(3)	Includes options to purchase 76,105 shares of Common Stock, which are exercisable within 60 days of May 30, 2025. Common stock held of record by Sherman Children’s Trust Brian Krisber, Trustee. All shares of common stock, warrants and options are deemed to be beneficially owned or controlled by Michael Sherman.
(4)	Includes warrants to purchase 500 shares of Common Stock, options to purchase 127,218 shares of Common Stock all of which are exercisable within 60 days of May 30, 2025 and 38,780 shares of Common Stock are held of record by Do & Rickles Investments, LLC, a limited liability company 100% owned by Cuong Do and his wife, as such, Mr. Do may be deemed to beneficially own or control.
(5)	Include options to purchase shares 21,210 of Common Stock, all of which are exercisable within 60 days of May 30, 2025.
(6)	Includes options to purchase 22,306 shares of Common Stock, all of which are exercisable within 60 days of May 30, 2025.
(7)	Includes warrants to purchase 727,223 shares of Common Stock and options to purchase 6,500 shares of Common Stock, all of which are exercisable within 60 days of May 30, 2025. All shares held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren Peizer, and as which Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial of any such securities.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT
NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the 2025 annual meeting of our stockholders (“2025 Annual Meeting of Stockholders”) consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2025 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than June 10, 2025, to our Corporate Secretary, c/o BioVie Inc., 680 W Nye Lane, Suite 201, Carson City, NV 89703.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are BioVie stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another Company stockholder and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:

•	if you are a stockholder of record, direct your written request to our transfer agent, West Coast Stock Transfer, Inc. (in writing: Attn: Frank Brickell, 721 N. Vulcan Ave. 1st FL, Encinitas, CA 92024.; or by telephone: in the United States, (619)-664-4780); or

•	if you are not a stockholder of record, notify your broker.

BioVie will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our transfer agent if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

By order of the Board of Directors,

/s/ Cuong V Do

Cuong V Do

President and Chief Executive Officer

Carson City, Nevada

June 2, 2025

A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 as filed with the SEC is available without charge upon written request to: Corporate Secretary, c/o BioVie Inc., 680 W Nye Lane, Suite 201, Carson City, NV 89703.